Exhibit 99.11

Loral Space & Communications Inc.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/LORL** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/LORL

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Virtual Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Proposal	For	Against	Abstain
1. Considering and voting on the adoption of the Transaction Agreement (the "Transaction Proposal").	☐	☐	☐
2. Acting upon a proposal to adjourn the Loral Stockholder Meeting, if necessary or appropriate, to solicit additional proxies for the Loral Stockholder Meeting to adopt the Transaction Agreement in accordance with the terms of the Transaction Agreement (the "Adjournment Proposal").	☐	☐	☐
3. Acting upon a proposal to approve, by non-binding, advisory vote, the compensation that may be paid or become payable to the Loral named executive officers in connection with the Transaction (the "Officer Compensation Proposal").	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name or names appear hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such; if by a corporation, by an authorized officer; if by a partnership, in partnership name by an authorized person. For joint owners, all co-owners must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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The Virtual Special Meeting of Stockholders of Loral Space & Communications Inc. will be held on [], 2021 at [X:XX A.M.] Eastern time, virtually via the internet at www.meetingcenter.io/<MeetingID>. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — ABC2018. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LORL q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Loral Space & Communications Inc.+ Notice of Virtual Special Meeting of Stockholders Revocable Proxy Solicited by Board of Directors for Special Meeting — [], 2021 Avi Katz and John Capogrossi, and each of them, are hereby appointed the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated below, all the shares of the undersigned at the Virtual Special Meeting of Stockholders of LORAL SPACE & COMMUNICATIONS INC. (“Loral”), to be held exclusively online via live webcast at http://[ ], at [X:XX A.M.] Eastern time on [], 2021 and at all adjournments or postponements thereof, in the manner provided below and in such person’s or persons’ sole discretion upon any other matter that may properly come before such meeting or any adjournment or postponement thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this PROXY will be voted FOR Proposals 1, 2 and 3. The Board of Directors recommends that stockholders vote their shares in favor of Proposals 1, 2 and 3. The stockholder(s) signed on the reverse side of this Proxy acknowledge(s) receipt of the Notice of Special Meeting and accompanying Proxy Statement. (Items to be voted appear on reverse side.) Non-Voting Items Change of Address — Please print new address below. +

Loral Space & Communications Inc. VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Virtual Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. Considering and voting on the adoption of the Transaction Agreement (the "Transaction Proposal").	☐	☐	☐
2. Acting upon a proposal to adjourn the Loral Stockholder Meeting, if necessary or appropriate, to solicit additional proxies for the Loral Stockholder Meeting to adopt the Transaction Agreement in accordance with the terms of the Transaction Agreement (the "Adjournment Proposal").	☐	☐	☐
3. Acting upon a proposal to approve, by non-binding, advisory vote, the compensation that may be paid or become payable to the Loral named executive officers in connection with the Transaction (the "Officer Compensation Proposal").	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name or names appear hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such; if by a corporation, by an authorized officer; if by a partnership, in partnership name by an authorized person. For joint owners, all co-owners must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Loral Space & Communications Inc. Notice of Virtual Special Meeting of Stockholders Revocable Proxy Solicited by Board of Directors for Special Meeting — [], 2021 Avi Katz and John Capogrossi, and each of them, are hereby appointed the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated below, all the shares of the undersigned at the Virtual Special Meeting of Stockholders of LORAL SPACE & COMMUNICATIONS INC. (“Loral”), to be held exclusively online via live webcast at http://[ ], at [X:XX A.M.] Eastern time on [], 2021 and at all adjournments or postponements thereof, in the manner provided below and in such person’s or persons’ sole discretion upon any other matter that may properly come before such meeting or any adjournment or postponement thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this PROXY will be voted FOR Proposals 1, 2 and 3. The Board of Directors recommends that stockholders vote their shares in favor of Proposals 1, 2 and 3. The stockholder(s) signed on the reverse side of this Proxy acknowledge(s) receipt of the Notice of Special Meeting and accompanying Proxy Statement. (Items to be voted appear on reverse side.)